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                                                                    EXHIBIT 23.2

                         Independent Auditors' Consent
                         -----------------------------


The Board of Directors
Orchid Biosciences, Inc.:

We consent to the use of our report dated February 19, 2001, with respect to the consolidated balance sheets of Orchid Biosciences Inc. and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of operations, comprehensive loss, cash flows and stockholders' equity/(deficit) for each of the years in the three-year period ended December 31, 2000, incorporated herein by reference.



                                 /s/ KPMG LLP


Princeton, New Jersey
January 10, 2002